                                                                     Exhibit 4.3



                      PATRIOT AMERICAN HOSPITALITY, INC.

                              1997 INCENTIVE PLAN

                      PATRIOT AMERICAN HOSPITALITY, INC.

                              1997 INCENTIVE PLAN


                               TABLE OF CONTENTS
                               -----------------

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ARTICLE I - DEFINITIONS........................................................1
         1.01     Affiliate....................................................1
         1.02     Agreement....................................................1
         1.03     Award or Awards..............................................2
         1.04     Board........................................................2
         1.05     Code.........................................................2
         1.06     Committee....................................................2
         1.07     Deferred Paired Unit Award...................................2
         1.08     Dividend Equivalent Rights...................................2
         1.09     Effective Date...............................................2
         1.10     Exchange Act.................................................2
         1.11     Fair Market Value............................................2
         1.12     Independent Director.........................................3
         1.13     Operating Company............................................3
         1.14     Operating Company Common Stock...............................3
         1.15     Paired Share Award...........................................3
         1.16     Pairing Agreement............................................3
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         1.17     Participant..................................................3
         1.18     Plan.........................................................3
         1.19     REIT.........................................................3
         1.20     REIT Common Stock............................................3
         1.21     Restricted Paired Unit Award.................................4

ARTICLE II - PURPOSES..........................................................4

ARTICLE III - ADMINISTRATION...................................................5

ARTICLE IV - ELIGIBILITY.......................................................6

ARTICLE V - PAIRED SHARES SUBJECT TO PLAN......................................7
         5.01     Paired Shares Issued.........................................7
         5.02     Substitute Awards............................................8

ARTICLE VI - PAIRED OPTIONS....................................................8
         6.01     Award........................................................8
         6.02     Paired Option Price..........................................8
         6.03     Stock Options Granted to Independent Directors...............9
         6.04     Maximum Paired Option Period.................................9
         6.05     Nontransferability...........................................9
         6.06     Transferable Paired Options.................................10
         6.07     Employee Status.............................................10
         6.08     Exercise....................................................10
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                                     (ii)
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         6.09     Payment...............................................................11
         6.10     Shareholder Rights....................................................12

ARTICLE VII - PAIRED SHARE AWARDS.......................................................12

ARTICLE VIII - RESTRICTED PAIRED UNIT AWARDS............................................12
         8.01     Award.................................................................12
         8.02     Vesting...............................................................12
         8.03     Performance Objectives................................................13
         8.04     Employee Status.......................................................13
         8.05     Shareholder Rights....................................................14
         8.06     Nontransferability....................................................14

ARTICLE IX - DEFERRED PAIRED UNIT AWARDS................................................14
         9.01     Elections to Receive Deferred Paired Unit Awards in Lieu of
                  Compensation..........................................................14
         9.02     Terms and Conditions..................................................14
         9.03     Form of Payment.......................................................15
         9.04     Shareholder Rights....................................................15
         9.05     Nontransferability....................................................15

ARTICLE X - DIVIDEND EQUIVALENT RIGHTS..................................................15
         10.01    Awards................................................................15
         10.02    Payment...............................................................16
         10.03    Shareholder Rights....................................................16
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                                     (iii)
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         10.04    Nontransferability.........................................17

ARTICLE XI - CHANGE IN CONTROL PROVISIONS....................................17

ARTICLE XII - ADJUSTMENT UPON CHANGE IN PAIRED SHARES........................18
         12.01    Adjustments................................................18
         12.02    Mergers or Other Corporate Transactions....................19

ARTICLE XIII - COMPLIANCE WITH LAW...........................................20

ARTICLE XIV - GENERAL PROVISIONS.............................................21
         14.01    Effect on Employment and Service...........................21
         14.02    Unfunded Plan..............................................21
         14.03    Rules of Construction......................................22

ARTICLE XV - AMENDMENT.......................................................22

ARTICLE XVI - TERMINATION OF PAIRING AGREEMENT...............................22

ARTICLE XVII - EFFECTIVE DATE OF PLAN........................................23

ARTICLE XVIII - GOVERNING LAW................................................23

                                     (iv)

                      PATRIOT AMERICAN HOSPITALITY, INC.

                              1997 INCENTIVE PLAN

         The name of the plan is the Patriot American Hospitality, Inc. 1997 Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Independent Directors and other key persons (including consultants) of Patriot American Hospitality, Inc. (the "REIT") and its Affiliates upon whose judgment, initiative and efforts the REIT largely depends for the successful conduct of its business to acquire a proprietary interest in the REIT. It is anticipated that providing such persons with a direct stake in the REIT's welfare will assure a closer identification of their interests with those of the REIT, thereby stimulating their efforts on the REIT's behalf and strengthening their desire to remain with the REIT.

                                12. - DEFINITIONS
                                -----------------

         12.01 Affiliate means any "subsidiary" or "parent" corporation (within
               ---------
the meaning of Section 424 of the Code) of the REIT or means any corporation or other entity (other than the REIT) in any unbroken chain of corporations or other entities beginning with the REIT if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50 percent or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

         12.02 Agreement means a written agreement (including any amendment or
               ---------
supplement thereto) between the REIT and a Participant specifying the terms and conditions of an Award.

         12.03 Award or Awards, except when referring to a particular category
               -----    ------
of grant under the Plan, shall include Paired Options, Paired Share Awards, Restricted Paired Unit Awards, Deferred Paired Unit Awards, or awards of Dividend Equivalent Rights.

         12.04 Board means the Board of Directors of the REIT.
               -----

         12.05 Code means the Internal Revenue Code of 1986, and any amendments
               ----
thereto.

         12.06 Committee means the Compensation Committee of the Board. Each
               ---------
member of the Committee shall be an "outside director" within the meaning of
Section 162(m) of the Code and the regulations promulgated thereunder and a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

         12.07 Deferred Paired Unit Award means an award granted pursuant to
               --------------------------
Article IX which entitles the holder to defer receipt of current cash compensation in exchange for a right to receive Paired Shares in the future at the price or prices set forth in the Agreement.

         12.08 Dividend Equivalent Rights means an award granted pursuant to
               --------------------------
Article X which entitles the holder to receive compensation based on cash dividends and distributions payable with respect to the Paired Shares.

         12.09 Effective Date means the date on which the Plan is approved by
               --------------
shareholders as set forth in Article XVII.

         12.10 Exchange Act means the Securities Exchange Act of 1934, as
               ------------
amended and as in effect on the date of this Agreement.

         12.11 Fair Market Value means, on any given date, the closing price of
               -----------------
a Paired Share, as reported on the New York Stock Exchange. In any case, if no sale of Paired Shares is made on the New York Stock Exchange on that date, then Fair Market Value shall be determined as of the next preceding day on which there was a sale of such security.

         12.12 Independent Director means a member of the Board who is not also
               --------------------
an employee of the REIT or any Affiliate.

         12.13 Operating Company means Patriot American Hospitality Operating
               -----------------
Company.

         12.14 Operating Company Common Stock means the common stock of the
               ------------------------------
Operating Company.

         12.15 Paired Share Award means Paired Shares awarded to a Participant
               ------------------
under Article VII as incentive compensation or in lieu of current cash compensation.

         12.16 Pairing Agreement means the agreement entered into in February,
               -----------------
1983, as amended, between the REIT (formerly named Bay Meadows Realty Enterprises, Inc.) and Operating Company (formerly named Bay Meadows Operating Company), which provides that all outstanding shares of REIT Common Stock and

Operating Company Common Stock are paired on a one-for-one basis and trade as units consisting of one share of REIT Common Stock and one share of Operating Company Common Stock.

         12.17 Participant means an employee of the REIT or an Affiliate, a
               -----------
member of the Board, or an individual whose efforts contribute to the performance or success of the REIT or an Affiliate, who satisfies the requirements of Article IV and is selected by the Committee to receive an Award under the Plan.

         12.18 Plan means the Patriot American Hospitality, Inc. 1997 Incentive
               ----
Plan.

         12.19 REIT means Patriot American Hospitality, Inc.
               ----

         12.20 REIT Common Stock means the common stock of the REIT.
               -----------------

         12.21 Restricted Paired Unit Award means an Award granted pursuant to
               ----------------------------
Article VIII which entities the holder to receive a payment of Paired Shares upon the satisfaction of the vesting restriction period or performance goals.

                                 13. - PURPOSES
                                 --------------

         The Plan is intended to assist the REIT and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the REIT and its Affiliates, and to associate their interests with those of the REIT and its shareholders. Pursuant to the Pairing Agreement, all outstanding REIT Common Stock and Operating Company Common Stock are paired on a one-for-one basis and trade as units consisting of one share of REIT Common Stock and one share of Operating Company Common Stock ("Paired Shares"). Accordingly, each option to purchase shares of REIT Common Stock ("REIT Option") shall be paired with an option to purchase an equal number of shares of Operating Company Common Stock (an "Operating Company Option" and each such paired REIT Option and Operating Company Option is herein referred to as a "Paired Option"); similarly, each other Award of shares of REIT Common Stock shall be paired with an Award of an equal number of shares of Operating Company Common Stock.

         The Plan is intended to permit the grant of Paired Options which do not qualify under Section 422 of the Code as incentive stock options. The Plan is also intended to permit the grant of Paired Share Awards, Restricted Paired Unit Awards, Deferred Paired Unit Awards and Dividend Equivalent Rights. The proceeds received by the REIT from the sale of Paired Shares pursuant to this Plan shall be used for general corporate purposes. Each Paired Option or other Award may be exercised, terminated, canceled, forfeited, transferred or otherwise disposed of only in units consisting of Paired Shares. Accordingly, a REIT Option, or a portion thereof, or a share of REIT Common Stock, may be exercised, terminated, canceled, forfeited, transferred or otherwise disposed of only in connection with, and to the same extent as, the exercise, termination, cancellation, forfeiture, transfer or other disposition of an Operating Company Option, or a share of Operating Company Common Stock, as the case may be.

                              14. - ADMINISTRATION
                              --------------------

         The Plan shall be administered by the Committee. The Committee shall have authority to grant any Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of a Paired Option or on the transferability or forfeitability of any Award. The Committee may in connection with the death, disability or other termination of employment of a Participant or a Change in Control of the REIT accelerate the time at which any Paired Option may be exercised or, the time at which a Restricted Paired Unit Award may become transferable or nonforfeitable. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Award. All expenses of administering this Plan shall be borne by the REIT.

         The Committee, in its discretion, may delegate to one or more officers of the REIT all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not "covered employees" within the meaning of Section 162(m) of the Code or subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Committee shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Option, the conversion ratio or price of other Awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

                                15. - ELIGIBILITY
                                -----------------

         Any employee of the REIT or an Affiliate (including a corporation or other entity that becomes an Affiliate after the adoption of this Plan) or a person whose efforts contribute to the performance or success of the REIT or an Affiliate (including a corporation or other entity that becomes an Affiliate after the adoption of this Plan), including a consultant, is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the REIT or an Affiliate. Independent Directors of the REIT are also eligible to participate in this Plan.

                       16. - PAIRED SHARES SUBJECT TO PLAN
                       -----------------------------------

         16.01 Paired Shares Issued. Subject to adjustment as provided in
               --------------------
Section 13.01, the aggregate number of Paired Shares available from time to time for all Awards under this Plan and the Operating Company's 1997 Stock Incentive Plan (the "Operating Company Plan") shall be such aggregate number of shares as does not exceed the sum of (i) 3,000,000 shares; plus (ii) as of the beginning of each calendar quarter, beginning with October 1, 1997, 10 percent of any net increase since the beginning of the preceding calendar quarter in the total number of Paired Shares actually outstanding (assuming all units of partnership interest in the Patriot American Hospitality Partnership, L.P. and the Patriot American Hospitality Operating Partnership, L.P. that are subject to redemption rights are converted into Paired Shares); reduced by (iii) the aggregate number of Paired Shares subject to Awards under this Plan and the Operating Company Plan. For purposes of this limitation, if any portion of an Award is forfeited, canceled, reacquired by the REIT, satisfied without the issuance of Stock or otherwise terminated, the Paired Shares underlying such portion of the Award shall be added back to the Paired Shares available for issuance under the Plan. Notwithstanding the foregoing, the maximum number of Paired Shares for which Restricted Paired Unit Awards, Paired Share Awards and

Deferred Paired Unit Awards may be granted under this Plan and the Operating Company Plan during the term of the Plans shall not exceed forty percent (40%) of the Paired Shares issuable under the Plans, and the maximum number of Paired Shares with respect to which Awards may be granted during any calendar year period to any Participant shall not exceed 1,500,000 shares, subject to adjustment as provided in Section 12.01.

         Paired Shares to be delivered under the Plan shall be made available
(A) by the REIT from authorized and unissued shares of REIT Common Stock issued by the REIT directly to the holder and (B) by the Operating Company from authorized and unissued shares of Operating Company Common Stock issued by the Operating Company directly to the holder.

         16.02 Substitute Awards. The Committee may grant Awards under the Plan
               -----------------
in substitute for stock and stock-based awards held by employees of another employer who become employees of the REIT or an Affiliate as the result of a merger or consolidation of the employer with the REIT or an Affiliate, the acquisition by the REIT or an Affiliate of property or stock of the employer, or as a result of a transfer of employment or directorship from the Operating Company (or affiliate thereof) to the REIT or an Affiliate. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator consider appropriate in the circumstances whether or not specifically authorized under the Plan. Unless otherwise provided by the Administrator, any grants of Paired Shares under this Section 5.02 shall not count against the Paired Shares available for issuance under the Plan under
Section 5.01.

                              17. - PAIRED OPTIONS
                              --------------------

         17.01 Award. In accordance with the provisions of Article IV, the
               -----
Committee will designate each individual to whom a Paired Option is to be granted and will specify the number of Paired Shares covered by such awards.

         17.02 Paired Option Price. The price per Paired Share purchased on the
               -------------------
exercise of a Paired Option shall be determined by the Committee on the date of grant; provided, however, that the price per Paired Share purchased on the exercise of any Paired Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Paired Share on the date of grant of such Paired Option. Except as provided in Section 12.01, the Paired Option price may not be reduced after the date of grant.

         17.03 Stock Options Granted to Independent Directors. Each Independent
               ----------------------------------------------
Director who is serving as Director of the Company on each annual meeting of shareholders, beginning with the 1997 annual meeting, shall automatically be granted on such day a non-qualified stock option to acquire 10,000 Paired Shares, subject to adjustments as provided in Section 12.01. The exercise price per Paired Share covered by a Paired Option granted under this Section 6.03 shall be equal to the Fair Market Value of a Paired Share on the date of grant.

         The Committee, in its discretion, may grant additional Paired Options to Independent Directors. Any such grant may vary among individual Independent Directors. Unless otherwise determined by the Committee, an Option granted under
Section 6.03 shall be exercisable in full as of the grant date.

         17.04 Maximum Paired Option Period. The maximum period in which a
               ----------------------------
Paired Option may be exercised shall be determined by the Committee on the date of grant and may not exceed ten years from the date such Paired Option was granted.

         17.05 Nontransferability. Except as provided in Section 6.06, each
               ------------------
Paired Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the Paired Option is granted, the Paired Option may be exercised only by the Participant. No right or interest of a Participant in any Paired Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

         17.06 Transferable Paired Options. Section 6.05 to the contrary
               ---------------------------
notwithstanding, the Committee may provide in an Agreement regarding a given Paired Option that a Paired Option that is not an incentive stock option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that the Participant may not receive any consideration for the transfer. The holder of a Paired Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Paired Option during the period that it was held by the Participant.

         17.07 Employee Status. In the event that the terms of any Paired Option
               ---------------
provide that it may be exercised only during employment or within a specified period of time after termination of employment, the

Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

         17.08 Exercise. Subject to the provisions of this Plan and the
               --------
applicable Agreement, a Paired Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. A Paired Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Paired Option could be exercised. A partial exercise of a Paired Option shall not affect the right to exercise the Paired Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Paired Option.

         17.09 Payment. Unless otherwise provided by the Agreement, payment of
               -------
the Paired Option price shall be made in cash or a cash equivalent acceptable to the Committee. If the Agreement provides, payment of all or part of the option price may be made by surrendering to the REIT previously owned whole Paired Shares (which the Participant has held for at least six months prior to the delivery of such Paired Shares or which the Participant purchased on the open market and for which the Participant has good title, free and clear of all liens and encumbrances). If Paired Shares are used to pay all or part of the Paired Option price, the sum of the cash, cash equivalent, and the Fair Market Value (determined as of the day preceding the date of exercise) of the Paired Shares surrendered must not be less than the option price of the Paired Shares for which the Paired Option is being exercised. If the Agreement provides, payment of all or part of the option price may be made by the Participant delivering to the REIT a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the REIT cash or a check payable and acceptable to the REIT to pay the purchase price; provided that in the event the Participant chooses to pay the purchase price as so provided, the Participant and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. If the Agreement provides and if the Board has authorized the loan of funds to the Participant for the purpose of enabling or assisting the Participant to exercise his Paired Option, payment of the option price may be made by the Participant with a promissory note, provided that at least so much of the exercise price as represents the par value of the Paired Shares shall be paid other than with a promissory note.

         17.10 Shareholder Rights. No Participant shall have any rights as a
               ------------------
shareholder with respect to Paired Shares subject to his Paired Option until the date of exercise of such Paired Option.

                            18. - PAIRED SHARE AWARDS
                            -------------------------

         In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Paired Share Award is to be made and will specify the number of Paired Shares covered by such award. A Paired Share Award shall be granted as incentive compensation or in lieu of current cash compensation otherwise payable to a Participant and shall be free of any vesting restrictions. The REIT shall issue or cause to be issued Paired Shares to a Participant who receives a Paired Share Award.

                       19. - RESTRICTED PAIRED UNIT AWARDS
                       -----------------------------------

         19.01 Award. In accordance with the provisions of Article IV, the
               -----
Committee will designate each individual to whom a Restricted Paired Unit Award is to be made and will specify the number of Paired Shares covered by such award. Such an award shall entitle the Participant to receive a payment of Paired Shares upon the satisfaction of the vesting restriction period or satisfaction of performance objectives; provided, however, that the Committee may permit a Participant to elect, pursuant to an advance written election delivered to the REIT no later than the date prescribed to the Committee, to defer receipt of some or all of the Paired Shares.

         19.02 Vesting. The Committee, on the date of the award, shall prescribe
               -------
that a Participant's rights in the Restricted Paired Unit Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. The period of restriction shall be at least three years; provided, however, that the minimum period of restriction shall be at least one year in the case of a Restricted Paired Unit Award that will become transferable and nonforfeitable on account of the satisfaction of performance objectives prescribed by the Committee. During the restriction period, the Committee may provide that the Participant's Restricted Paired Unit Award be credited with Dividend Equivalent Rights.

         19.03 Performance Objectives. In accordance with Section 8.02, the
               ----------------------
Committee may prescribe that Restricted Paired Unit Awards will become vested, transferable, or both, based on objectives stated with respect to the REIT's, an Affiliate's, or an operating unit's return on equity, funds from operations, cash available for distribution, earnings per share, total earnings, earnings growth, return on capital, return on assets, or Fair Market Value of the Paired Shares. If the Committee, on the date of the award, prescribes that a Restricted Paired Unit Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the Paired Shares subject to such Restricted Paired Unit Award shall become nonforfeitable and transferable only to the extent that the Committee certifies that such objectives have been achieved.

         19.04 Employee Status. In the event that the terms of any Restricted
               ---------------
Paired Unit Award provide that Paired Shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

         19.05 Shareholder Rights. No Participant shall, as a result of
               ------------------
receiving a Restricted Paired Unit Award, have any rights as a shareholder until and to the extent that the Restricted Paired Unit Award is settled by the issuance of Paired Shares. After the Restricted Paired Unit Award is settled in Paired Shares, a Participant will have all the rights of a shareholder with respect to such Paired Shares. The REIT shall issue, or cause to be issued, Paired Shares to the Participant.

         19.06 Nontransferability. A Restricted Paired Unit Award shall be
               ------------------
nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Restricted Paired Unit Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

                        20. - DEFERRED PAIRED UNIT AWARDS
                        ---------------------------------

         20.01 Elections to Receive Deferred Paired Unit Awards in Lieu of
               -----------------------------------------------------------
Compensation. The Committee may, in its sole discretion, permit a Participant to
------------
elect, pursuant to an advance written election delivered to the REIT no later than the date specified by the Committee, to defer receipt of all or a portion of the cash compensation otherwise due to such Participant. The amount of the deferred compensation shall be converted to a Deferred Paired Unit Award using the Fair Market Value of the Paired Shares on the date immediately prior to the date the cash compensation would otherwise be paid.

         20.02 Terms and Conditions. At the time the Participant makes a
               --------------------
deferred compensation election, the Committee shall direct the REIT to enter into an Agreement with the Participant which sets forth the terms and conditions of deferral, including the timing of payment and any vesting schedule. During the term of deferral, the Participant's Deferred Paired Unit Award will be credited with Dividend Equivalent Rights.

         20.03 Form of Payment. Deferred Paired Unit Award shall be settled in
               ---------------
Paired Shares, in a single installment or installments. A fractional share of a Deferred Paired Unit shall be settled in cash. The REIT shall issue, or cause to be issued, Paired Shares to the Participant.

         20.04 Shareholder Rights. No Participant shall, as a result of
               ------------------
receiving a Deferred Paired Unit Award, have any rights as a shareholder until and to the extent that the Deferred Paired Unit Award is settled by the issuance of Paired Shares. After the Deferred Paired Unit Award is settled in Paired Shares, a Participant will have all the rights of a shareholder with respect to such Paired Shares.

         20.05 Nontransferability. A Deferred Paired Unit Award shall be
               ------------------
nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Deferred Paired Unit Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

                        21. - DIVIDEND EQUIVALENT RIGHTS
                        --------------------------------

         21.01 Awards. In accordance with the provisions of Article IV, the
               ------
Committee will designate each individual to whom an award of Dividend Equivalent Rights is to be made. An award of Dividend Equivalent Rights entitles the recipient to receive credits based on cash dividends that would have been paid on the Paired Shares specified in the award of Dividend Equivalent Rights (or other award to which it relates) if such shares had been issued to and held by the recipient. An award of Dividend Equivalent Rights may be granted hereunder to any Participant as a component of another award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Rights may be paid currently or may be deemed to be reinvested in additional Paired Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the REIT, if any. Dividend Equivalent Rights granted as a component of another award may provide that such Dividend Equivalent Rights shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Rights shall expire or be forfeited or annulled under the same conditions as such other award. Dividend Equivalent Rights granted as a component of another award may also contain terms and conditions different from such other award.

         21.02 Payment. In the discretion of the Committee and as provided in
               -------
the Agreement, Dividend Equivalent Rights may be settled in cash, Paired Shares, or a combination thereof, in a single installment or installments.

         21.03 Shareholder Rights. No Participant shall, as a result of
               ------------------
receiving an award of Dividend Equivalent Rights, have any rights as a shareholder until and to the extent that the award of Dividend Equivalent Rights is earned and settled by the issuance of Paired Shares. After an award of Dividend Equivalent Rights is earned, if settled completely or partially in Paired Shares, a Participant will have all the rights of a shareholder with respect to such Paired Shares. The REIT shall issue, or cause to be issued, Paired Shares to the Participant.

         21.04 Nontransferability. Unless otherwise provided in the Agreement,
               ------------------
Dividend Equivalent Rights granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Dividend Equivalent Rights shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

                       22. - CHANGE IN CONTROL PROVISIONS
                       ----------------------------------

         (a) A "Change in Control" with respect to the REIT shall be deemed to have taken place if any of the following events occurs:

               (i) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than an Affiliate, a trustee or other fiduciary holding securities under an employee benefit plan of the REIT, is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the REIT representing 25% or more of the combined voting power of the REIT's then outstanding securities; or

               (ii) individuals who, as of July 2, 1997, constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the REIT to effect a transaction described in clauses (i) or (iii) of this paragraph) whose election by the Board or nomination for election by the REIT's shareholders was approved by a vote of at least eighty percent (80%) of the directors then still in office who either were directors as of July 2, 1997 or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

               (iii) the shareholders of the REIT approve a merger or consolidation of the REIT with or into any other corporation, other than a merger or consolidation which would result in the voting securities of the REIT outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting power of the voting securities of the REIT or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the REIT approve a plan of complete liquidation of the REIT or an agreement for the sale or disposition by the REIT of all or substantially all the REIT's assets.

         Notwithstanding the above provisions, the merger of Wyndham Hotel Corporation with the REIT shall not be deemed to result in a Change in Control of the REIT.

         (b) Upon the occurrence of a Change in Control, unless otherwise provided in an Agreement, each Participant shall have immediate vesting of, and the immediate right to, exercise all outstanding Paired Options, and any risk of forfeiture included in any Restricted Paired Unit Award and Dividend Equivalent Rights shall lapse.

                  23. - ADJUSTMENT UPON CHANGE IN PAIRED SHARES
                  ---------------------------------------------

         23.01 Adjustments. The maximum number of Paired Shares as to which
               -----------
awards may be granted under this Plan, the terms of outstanding awards and the per individual limitations on the number of Paired Shares for which Paired Options or other Awards may be granted, shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the REIT (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee, necessitates such action. Any determination made under this Article XII by the Committee shall be final and conclusive. Any adjustment made pursuant to this Section 12.01 shall also be made in the Operating Company Plan.

         23.02 Mergers or Other Corporate Transactions. Upon consummation of a
               ---------------------------------------
consolidation, merger, or sale of all or substantially all of the assets of the REIT in which outstanding Paired Shares are exchanged for securities, cash, or other property of an unrelated corporation or business entity, or in the event of a liquidation of the REIT (in each case, a "Transaction"), the Board, or the board of directors of any corporation assuming the obligations of the REIT, may, in its discretion, take any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Participants, provide that all Awards will terminate immediately prior to the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate immediately prior to the consummation of the Transaction, all Awards, other than Paired Options, shall be fully settled in cash or in kind at such appropriate consideration as determined by the Committee in its sole discretion after taking into account the consideration payable per Paired Share pursuant to the business combination (the "Merger Price") and all Paired Options shall be fully settled, in cash or in kind, in an amount equal to the difference between
(A) the Merger Price times the number of Paired Shares subject to such outstanding Paired Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Paired Options; provided, however, that each Participant shall be permitted, within a specified period determined by the Committee prior to the consummation of the Transaction, to exercise all outstanding Paired Options, including those that are not then exercisable, subject to the consummation of the Transaction.

                            24. - COMPLIANCE WITH LAW
                        AND APPROVAL OF REGULATORY BODIES
                        ---------------------------------

         No Paired Option shall be exercisable, no Paired Shares shall be issued, no certificates for Paired Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the REIT is a party, and the rules of all domestic stock exchanges on which the Paired Shares may be listed. The REIT shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence a Paired Share when a Paired Share Award is granted, or for which a Paired Option is exercised or a Restricted Paired Unit Award or Deferred Paired Unit Award settled, may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Paired Option shall be exercisable, no Paired Share Award shall be granted, no Paired Share shall be issued, no certificate for Paired Shares shall be delivered, and no payment shall be made under this Plan until the REIT has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

         Notwithstanding any other provision hereunder, no Paired Option shall be exercisable, no Paired Shares shall be issued, no certificates for Paired Shares shall be delivered, and no payment shall be made under this Plan if and to the extent that to do so would (i) result in the failure of the REIT to satisfy the Code requirements pertaining to real estate investment trusts (which such Code requirements include, but are not limited to, qualification of the REIT as a real estate investment trust and retention of the REIT's status as grandfathered under Section 132(c)(3) of the Deficit Reduction Act of 1984) or
(ii) violate (or cause any person to violate) the restrictions on ownership and transfer of equity stock set forth in Article IV of the Amended and Restated Certificate of Incorporation of Patriot American Hospitality, Inc. (as amended or any successor thereto) or in Article IV of the Amended and Restated Certificate of Incorporation of Patriot American Hospitality Operating Company (as amended or any successor thereto).

                            25. - GENERAL PROVISIONS
                            ------------------------

         25.01 Effect on Employment and Service. Neither the adoption of this
               --------------------------------
Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the REIT or an Affiliate or in any way affect any right and power of the REIT or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

         25.02 Unfunded Plan. The Plan, insofar as it provides for grants, shall
               -------------
be unfunded, and the REIT shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the REIT to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the REIT shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the REIT.

         25.03 Rules of Construction. Headings are given to the articles and
               ---------------------
sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                 26. - AMENDMENT
                                 ---------------

         The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of Paired Shares that may be issued under the Plan, (ii) the amendment changes the class of individuals eligible to become Participants or (iii) the amendment materially increases the benefits that may be provided under the Plan. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any award outstanding at the time such amendment is made. Nothing in this
Article XV shall limit the Board's authority to take any action pursuant to
Section 12.02.

                     27. - TERMINATION OF PAIRING AGREEMENT
                     --------------------------------------

         Notwithstanding anything herein to the contrary, if at any time the Pairing Agreement is terminated for any reason and, as a result of such termination, shares of REIT Common Stock and Operating Company Common Stock are no longer required to be transferred as a single unit, then as of the date of such termination: Paired Options shall no longer be granted hereunder; Paired Share Awards shall no longer be made hereunder with respect to Paired Shares; Deferred Paired Unit Awards and Restricted Paired Unit Awards shall no longer be paid hereunder in the form of Paired Shares; and Dividend Equivalent Rights shall no longer be granted hereunder with respect to shares of Operating Company Common Stock. Furthermore, as of the date of such termination: only REIT Options, Awards of REIT Common Stock and Restricted Unit Awards relating to shares of REIT Common Stock may be granted hereunder; elections may be made hereunder only as to Deferred

Paired Units Awards based on REIT Common Stock; and Dividend Equivalent Rights shall be granted hereunder only with respect to shares of REIT Common Stock.

                          28. - EFFECTIVE DATE OF PLAN
                          ----------------------------

         Paired Options, Restricted Paired Unit Awards, Deferred Paired Unit Awards and Dividend Equivalent Rights may be granted under this Plan upon its adoption by the Board, provided that no such Award shall be effective or exercisable unless this Plan is approved by the holders of a majority of the votes present or represented and entitled to be cast by the REIT's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting. Paired Share Awards may be granted under this Plan upon the later of its adoption by the Board or its approval by shareholders in accordance with the preceding sentence.

                               29. - GOVERNING LAW
                               -------------------

         The Plan and all Awards and action taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.